Exhibit 99.(l)

One International Place, 40th Floor 100 Oliver Street Boston, MA 02110 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com

June 24, 2015

Tekla World Healthcare Fund

100 Federal Street, 19th Floor

Boston, MA 02110

Re:          Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Tekla World Healthcare Fund, a Massachusetts business trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-202638 as originally filed on March 10, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on May 11, 2015, May 22, 2015, May 28, 2015, June 1, 2015 and on or about the date hereof (the “Registration Statement”), relating to the proposed issuance of the Fund’s common shares of beneficial interest, par value $0.01 per share (“Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents: (i) the Registration Statement; (ii) a draft of the Underwriting Agreement; (iii) the Amended and Restated Declaration of Trust; (iv) the By-Laws of the Fund; (v) resolutions of the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Shares; and (vi) a Certificate of the Secretary of State of the Commonwealth of Massachusetts, dated as of June 22, 2015.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, trustees, employees and representatives of the Fund.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto and (ii) the Shares are (a) issued and delivered against receipt by the Fund of payment therefor at a price per Share as contemplated by the Registration Statement and the prospectus contained therein and in accordance with the terms of the Underwriting Agreement and (b) if applicable, countersigned by the transfer agent, the Shares will be validly issued, fully paid and nonassessable by the Fund.

The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts and judicial interpretations thereof.

In rendering the opinion above, insofar as it relates to the valid existence of the Trust, we have relied on the Certificate of the Secretary of State of the Commonwealth of Massachusetts referred to above, and such opinion is limited accordingly and is rendered as of the date of such certificate.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP